UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2012

CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10843	04-2441294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 Manning Road Billerica, Massachusetts		01821-3901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (978) 663-7598

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Death of CSP Inc.'s Chairman, President & CEO

On August 19, 2012 CSP Inc. Chairman, President and Chief Executive Officer died suddenly. Mr. Lupinetti had been Chief Executive officer and President since October 1996. He had also been a Director of the Company since that time and, and had served as Chairman since January 1998.

Appointment of Interim President and CEO

On August 20, 2012 the Company's Board of Director met and appointed Victor Dellovo, president of Company's Modcomp Inc. subsidiary, as CSP Inc. Interim President and CEO. Mr. Dellovo joined the company in 2003 as the president of the U.S. Modcomp Systems and Solutions division following the acquisition of Technisource Hardware Inc., a company he co-founded in 1997. He was promoted to president of U.S. Operation in October 2005 then in October 2010 became President of the Modcomp Worldwide Operations. Mr. Dellovo received a Bachelor of Science in Electrical Engineering degree from the UMass Lowell, in Lowell, Massachusetts.

The Board has not yet appointed a successor Chairman.

Item 7.01.	Regulation FD Disclosure.
On August 20, 2012, the Company issued a press release announcing the death of Mr. Lupinetti and the appointment of Mr. Dellovo.  A copy of the press release is filed as Exhibit 99 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits	The following exhibit is furnished (and not filed) with this Report.

99.1	News release of CSP Inc. dated August 20, 2012 concerning the death of Mr. Lupinetti and the appointment of Mr. Dellovo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP, INC.

Date: August 21, 2012	By:	/s/ Gary W. Levine
	Name:	Gary W. Levine
	Title:	Chief Financial Officer

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